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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


         Single Source Electronic Transactions, Inc., a Nevada corporation

         SSFS Merchant Services, Inc., a California corporation

         CardReady of New York, Inc. , a New York corporation